UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10067
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

NatWest Revolving Credit Agreement

On April 14, 2025 (the “Closing Date”), ACI Portfolio Aggregator SPV LLC, a Delaware limited liability company (the “Company”), a wholly owned subsidiary of Ares Core Infrastructure Fund, a Delaware statutory trust (the “Fund”), entered into that certain Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, as the borrower, NatWest Markets Plc, as administrative agent, and the lenders from time to time party thereto.

The Credit Agreement provides a revolving line of credit in an aggregate principal amount of $50 million, which was undrawn as of the Closing Date (the “Revolving Facility”, and each borrowing thereunder, collectively, the “Loans”). The maturity date of the Loans is currently April 14, 2027.

Borrowings under the Credit Agreement may take the form of base rate loans or SOFR loans, at the option of the Company. Base rate loans will bear interest at a rate per annum equal to (A) the Base Rate (as defined in the Credit Agreement), which is subject to a floor of 0.00% per annum, plus (B) an applicable margin of 1.60% per annum. SOFR loans will bear interest at a rate per annum equal to (A) Term SOFR (as defined in the Credit Agreement) for a period of one, three or six months (as selected by the Company), subject to a floor of 0.00% per annum, plus (B) an applicable margin of 2.60% per annum.

The Credit Agreement contains various representations and warranties, affirmative covenants, and negative covenants, which are typical for this type of Revolving Facility.

All obligations under the Credit Agreement and the other loan documents are secured by a first priority perfected lien on, and security interest in, (i) all membership interests of the Company owned by the Fund, including all proceeds thereof, and (ii) a certain collateral account of the Company, and all sums or other property now or at any time hereafter on deposit therein, subject to certain exceptions.

The description of the Credit Agreement is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to a copy of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Revolving Credit Agreement, dated as of April 14, 2025, among ACI Portfolio Aggregator SPV LLC, as borrower, NatWest Markets PLC, as administrative agent, the letter of credit issuer and lead arranger, and the several lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: April 17, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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